SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Washington Trust Bancorp, Inc.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 27, 2004

To the Shareholders of
Washington Trust Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC. (the “Corporation”), a Rhode Island corporation, will be held at the Westerly Library, 44 Broad Street, Westerly, Rhode Island on Tuesday, the 27th of April, 2004 at 11:00 a.m. for the purpose of considering and acting upon the following:

1.	The election of six directors for three year terms, each to serve until their successors are duly elected and qualified;

2.	The ratification of the selection of independent auditors to audit the Corporation’s consolidated financial statements for the year ending December 31, 2004; and

3.	Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on February 27, 2004 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. THEREFORE, IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN, DATE, AND FILL IN THE ENCLOSED PROXY AND RETURN IT BY MAIL IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES AS OTHERWISE INSTRUCTED IN THE ENCLOSED PROXY. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

By order of the Board of Directors, Harvey C. Perry, II Secretary

March 12, 2004

23 Broad Street, Westerly, RI 02891   Telephone 401-348-1200

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”) for use at the Annual Meeting of Shareholders to be held on April 27, 2004, and any adjournment thereof and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person, or by notifying the Corporation of the revocation in writing to the Secretary of the Corporation, 23 Broad Street, Westerly, Rhode Island 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposals No. 1 and 2 referred to herein.

As of February 27, 2004, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding 13,217,042 shares of common stock, $.0625 par value (the “Common Stock”), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld have the same effect as a vote against a nominee. Abstentions on the ratification of the selection of independent auditors will have the same legal effect as a vote against such matters. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will not be counted for purposes of approving the matters to be acted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of independent auditors.

Management knows of no matters to be brought before the meeting other than those referred to in this Proxy Statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 19, 2004.

PRINCIPAL SHAREHOLDERS

The Corporation is aware of one person who beneficially owns more than five percent (5%) of the Corporation’s outstanding Common Stock. Mr. David W. Wallace, 680 Steamboat Road, Greenwich, Connecticut 06830, has reported beneficial ownership of 1,320,980 shares of Common Stock, representing approximately 9.99% of the outstanding shares of the Corporation’s Common Stock as of February 27, 2004. Mr. Wallace’s stock ownership information is based solely on Section 16(a) reports filed by Mr. Wallace through February 27, 2004. Included are 122,000 shares owned by Mr. Wallace’s spouse, 481,000 shares held by the Robert R. Young Foundation of which Mr. Wallace serves as President and trustee and 225,000 shares held by the Jean and David W. Wallace Foundation of which Mr. Wallace serves as President and trustee.

ELECTION OF DIRECTORS (Proposal 1 on the Proxy Ballot)

The Corporation’s Board of Directors is divided into three approximately equal classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Notwithstanding such three-year terms, pursuant to the Corporation’s by-laws, any director who reaches his or her seventieth birthday agrees to resign from the Board of Directors as of the next Annual Meeting of Shareholders following such director’s seventieth birthday. There are at present 16 directors, which number includes Barry G. Hittner and Kathleen McKeough, each of whom were appointed to the Board of Directors effective as of October 16, 2003.

This year, a total of six nominees for election to the Board of Directors have been named to be elected at the Annual Meeting to serve until the 2007 Annual Meeting and until their respective successors are elected and have qualified. If all six nominees are elected, the Board of Directors will consist of 16 directors. Directors are elected by the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon (provided that a quorum is present).

The nominees for election of directors at the Annual Meeting are Barry G. Hittner, Katherine W. Hoxsie, Edward M. Mazze, Kathleen McKeough, Joyce O. Resnikoff and John C. Warren. Each of the nominees for director is presently a director of the Corporation. Each of the nominees has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Board of Directors designates such other persons. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.

The Board of Directors recommends that shareholders vote “FOR” this proposal.

NOMINEE AND DIRECTOR INFORMATION

Biographies of directors, including business experience for past five years:

[Graphic Omitted]	Gary P. Bennett
Age 62
Director since 1994.

Consultant. Former
Chairman and Chief
Executive Officer,
Analysis & Technology,
through 1999 (interactive
multimedia training
systems, info. systems,
	engineering services).	[Graphic Omitted]	Steven J. Crandall Age 51 Director since 1983. Vice President, Ashaway Line & Twine Manufacturing Co. (manufacturer of tennis string, fishing line and surgical sutures).

[Graphic Omitted]	Larry J. Hirsch, Esq. Age 65 Director since 1994. Former President, Westerly Jewelry Co., Inc. (retailer), (retired).	[Graphic Omitted]	Katherine W. Hoxsie Age 55 Director since 1991. Vice President, Hoxsie Buick-Pontiac-GMC Truck, Inc.

[Graphic Omitted]	Mary E. Kennard, Esq. Age 49 Director since 1994. Vice President and University Counsel, The American University.	[Graphic Omitted]	Barry G. Hittner
Age 57
Director since 2003.

Attorney. Of Counsel,
Cameron & Mittleman, LLP,
2003 to present. Of
Counsel, Edwards & Angell,
LLP, 1999-2003. Previously
Director, Rhode Island Dept.
of Business Regulation.

[Graphic Omitted]	Edward M. Mazze, Ph.D. Age 63 Director since 2000. Dean, College of Business Administration and The Alfred J. Verrecchia-Hasbro Inc. Leadership Chair in Business, University of Rhode Island since 1998.	[Graphic Omitted]	Kathleen McKeough
Age 53
Director since 2003.

Senior Vice President of
Human Resources, GTech
Holdings Corp., 2000 -
present (lottery industry
and financial transaction
processing). Independent
consultant, 1999-2000.

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[Graphic Omitted]	Victor J. Orsinger II Age 57 Director since 1983. Partner, Orsinger & Nardone, Attorneys at Law.	[Graphic Omitted]	H. Douglas Randall, III Age 56 Director since 2000. President, HD Randall, Realtors (real estate).

[Graphic Omitted]	Joyce O. Resnikoff Age 67 Director since 2000. Chief Executive Officer, Olde Mistick Village, Mystic Connecticut.	[Graphic Omitted]	Patrick J. Shanahan, Jr. Age 59 Director since 2002. Former Chairman and Chief Executive Officer, First Financial Corp. through 2002 (currently retired).

[Graphic Omitted]	James P. Sullivan, CPA Age 65 Director since 1983. Consultant. Former Finance Officer, Roman Catholic Diocese of Providence (retired 2001).	[Graphic Omitted]	Neil H. Thorp Age 64 Director since 1983. President, Thorp & Trainer, Inc. (insurance).

[Graphic Omitted]	John F. Treanor
Age 56
Director since 2001.

President and Chief
Operating Officer of the
Corporation and the Bank
since 1999. Executive Vice
President, Chief Operating
Officer and Treasurer of SIS
Bancorp, Inc. 1994-1999.	[Graphic Omitted]	John C. Warren
Age 58
Director since 1996.

Chairman and Chief
Executive Officer of the
Corporation and the Bank,
since 1999; Chief
Executive Officer of the
Corporation and the Bank
since 1997; President,
the Corporation and the
Bank, 1996-1999.

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The following table presents all Washington Trust stock-based holdings, as of February 27, 2004, of the directors and certain executive officers of the Corporation and the Corporation’s subsidiary, The Washington Trust Company (the “Bank”).

Nominees and Directors	Term Expiring In		Common Stock (1)	Vested Options (2)	Total	Percent Of Class

Barry G. Hittner	2007	(3)	1,500	0	1,500	0.01%
Katherine W. Hoxsie	2007	(3)	142,855	16,127	158,982	1.15%
Edward M. Mazze, Ph.D	2007	(3)	200	2,000	2,200	0.02%
Kathleen McKeough	2007	(3)	20	0	20	0.00%
Joyce O. Resnikoff	2007	(3)	2,518	6,000	8,518	0.06%
John C. Warren	2007	(3)	30,170	130,832	161,002	1.17%
Gary P. Bennett	2005		6,082	10,642	16,724	0.12%
Larry J. Hirsch, Esq	2005		10,453	9,376	19,829	0.14%
Mary E. Kennard, Esq	2005		3,790	16,127	19,917	0.14%
H. Douglas Randall, III	2005		10,235	6,000	16,235	0.12%
John F. Treanor	2005		5,242	67,435	72,677	0.53%
Steven J. Crandall	2006		2,964	11,064	14,028	0.10%
Victor J. Orsinger II	2006		20,482	9,376	29,858	0.22%
Patrick J. Shanahan, Jr	2006		60,914	2,000	62,914	0.46%
James P. Sullivan, CPA	2006		6,298	12,715	19,013	0.14%
Neil H. Thorp	2006		33,977	11,064	45,041	0.33%

Certain Executive Officers
David V. Devault			14,673	69,215	83,888	0.61%
Harvey C. Perry II			19,076	49,943	69,019	0.50%
Stephen M. Bessette			600	23,386	23,986	0.17%
All Directors and Executive Officers as a Group (26 persons)			399,748	602,281	1,002,029	7.25%

(1)	Includes 1,067, 153, and 242 common stock equivalents held by Messrs. Warren, Randall and Treanor, respectively, in the Corporation’s Nonqualified Deferred Compensation Plan.

(2)	This column includes stock options that are or will become exercisable within 60 days.

(3)	If elected.

BOARD OF DIRECTORS AND COMMITTEES

The Corporation’s Board of Directors (the “Corporation’s Board”) held 7 meetings in 2003. In 2003, the Board of Directors of the Bank (the “Bank’s Board”), the members of which included all of the Corporation’s Board members, held 13 meetings. During 2003, each member of the Corporation’s Board attended at least 75% of the aggregate number of meetings of the Corporation’s Board, the Bank’s Board and the committees of the Corporation’s Board of which such person was a member. While the Corporation does not have a formal policy related to Board member attendance at annual meetings, directors are encouraged to attend each such meeting to the extent reasonably practicable. Thirteen directors attended the 2003 annual meeting.

The Corporation’s Board has determined that each of Gary P. Bennett, Steven J. Crandall, Larry J. Hirsch, Barry G. Hittner, Katherine W. Hoxsie, Mary E. Kennard, Edward M. Mazze, Kathleen McKeough, Victor J. Orsinger II, H. Douglas Randall, III, Joyce O. Resnikoff, James P. Sullivan and Neil H. Thorp is an “independent director” as defined in Rule 4200 (a)(15) of the National Association of Securities Dealers’ listing standards. Therefore, a majority of the Corporation’s Board is comprised of independent directors.

The committees of the Corporation’s Board include an Executive Committee, a Compensation and Human Resources Committee (the “Compensation Committee”), and an Audit Committee. Certain members of the Corporation’s Executive Committee also perform the functions of a nominating committee and are responsible for reviewing and overseeing the qualification and nomination process for potential directors of the Corporation.

Executive Committee

Members of the Executive Committee are currently directors Orsinger (Chairperson), Bennett, Hoxsie, Sullivan, Thorp, Treanor and Warren. The Executive Committee met 10 times in 2003 and, when the Corporation’s Board is not in session, is entitled to exercise all the powers and duties of the Corporation’s Board. The Corporation’s Board has designated the Chairperson of the Executive Committee to serve as the “Lead Director” when the Board meets in executive session without the presence of employee directors. The Executive Committee, excluding employee directors Treanor and Warren, is also responsible for the oversight of corporate governance matters.

The non-employee directors on the Executive Committee, each of whom is considered independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, are also responsible for reviewing the qualifications of potential nominees for election to the Corporation’s Board. The Corporation’s Board has not adopted a written charter with respect to the non-employee members of the Executive Committee overseeing the director nomination process. The non-employee directors on the Executive Committee will review and consider director candidates who have been recommended by shareholders of the Corporation in compliance with the procedures set forth in the Corporation’s Restated Articles of Incorporation, as amended. Shareholders submitting candidates for consideration by the non-employee directors on the Executive Committee should submit such nominations in writing to the Secretary of the Corporation and should follow the timing, informational and other requirements regarding shareholder nominations set forth in clause (c) of Article Eighth of the Corporation’s Restated Articles of Incorporation, as amended. Specifically, advanced written notice of any nominations must be received by the Secretary not less than 14 days nor more than 60 days prior to any meeting of shareholders called for the election of directors (provided that if fewer than 21 days’ notice of the meeting is given to shareholders, notice of the proposed nomination must be received by the Secretary not later than the 10th day following the day on which notice of the meeting was mailed to shareholders). Each notice of a proposed nomination must include (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and (iv) any other information reasonably requested by the Corporation. The nomination made by a shareholder may only be made in a meeting of shareholders called for the election of directors at which such shareholder is present in person or by proxy.

The non-employee directors on the Executive Committee believe that all nominees, whether proposed by a shareholder or any other party, shall have the highest personal and professional integrity, shall demonstrate sound judgment and shall be expected to effectively interact with other members of the Corporation’s Board to serve the long-term interests of the Corporation and its shareholders. The non-employee directors on the Executive Committee believe that there are certain qualities or skills that one or more of the Corporation’s directors should possess, and they will consider potential nominees for Board and committee membership in light of those factors. Among the factors considered are: previous experience on other boards; experience at a strategic or policy-making level in a business, government, non-profit or academic organization of high standing; a record of distinguished accomplishment in his or her field; sufficient time and availability to devote to the affairs of the Corporation; relevant experience in the banking industry; and whether the nominee would assist in achieving a mix of Board members that represents a diversity of background or experience.

At least annually, the non-employee directors on the Executive Committee will consider the existing members of the Corporation’s Board and the Corporation’s expected long-term needs to determine the desirable qualities and skills of potential nominees. A description of any minimum qualifications and any specific qualities and skills that the non-employee directors on the Executive Committee believe must be met by a recommended nominee shall be submitted to the Corporation’s Board for approval. Board members and executive officers are encouraged to recommend possible nominees for consideration. Any person whose name is so submitted will be evaluated in light of the needs of the Corporation and the qualities, skills and characteristics described above. Any nominee recommended by a shareholder will be reviewed and considered in the same manner as any other nominee.

Barry G. Hittner was identified by several non-employee directors and executive officers as a possible candidate for nomination. Kathleen McKeough was recommended by an executive officer of the Corporation as a possible candidate for nomination.

The Corporation has not paid a fee to any third parties to identify or evaluate Board or committee nominees.

Compensation Committee

Members of the Compensation Committee are currently directors Bennett (Chairperson), Hirsch, Kennard, Mazze, McKeough and Orsinger, each of whom is considered independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Compensation Committee, which met 8 times in 2003, is responsible for reviewing compensation policies, for remuneration arrangements for executive officers and for the administration of the Corporation’s Amended and Restated 1988 Stock Option Plan (“1988 Plan”), the 1997 Equity Incentive Plan (“1997 Plan”) and the 2003 Stock Incentive Plan (“2003 Plan”). The Committee is also responsible for oversight of employee benefit programs and hiring policies.

Audit Committee

Members of the Audit Committee are currently directors Hoxsie (Chairperson), Crandall, Hittner, Mazze, Resnikoff and Sullivan. No member of the Audit Committee is an employee of the Corporation and each is considered independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and Rule 10A-3(b)(ii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors of the Corporation has determined that members Hoxsie and Sullivan qualify as “audit committee financial experts” and each is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee has a written charter that was adopted by the Board of Directors, a copy of which is attached as Exhibit A to this Proxy Statement.

The Audit Committee, which met 15 times in 2003, is directly responsible for the appointment, compensation and oversight of the work of the Corporation’s independent auditors. The Audit Committee is also responsible for, among other things, reviewing the adequacy of the Corporation’s system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, reports of the independent auditors, the independence of the independent auditors, the audited financial statements of the Corporation and discussing such results with the Corporation’s management, considering the range of audit and non-audit fees and services and the pre-approval thereof, and performing such other oversight functions as the Corporation’s Board may request from time to time. While the Audit Committee oversees the Corporation’s financial reporting process for the board of directors consistent with the Audit Committee Charter, management has primary responsibility for this process, including the Corporation’s system of internal control, and for the preparation of the Corporation’s consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Corporation’s independent auditors, and not the Audit Committee, are responsible for auditing those financial statements.

The Audit Committee is also responsible for loan review for the Bank. The loan review process includes oversight of the Bank’s procedures for determining the adequacy of the allowance for loan losses, administration of its internal credit rating systems and the reporting and monitoring of credit granting standards.

COMPENSATION OF DIRECTORS

During 2003, non-employee directors received a $16,000 annual retainer. The chairpersons of the Executive Committee and Audit Committee received an additional annual retainer of $5,000 and the chairperson of the Compensation Committee received an additional annual retainer of $2,000. All retainers are paid quarterly. For each meeting of the Board of Directors of the Corporation and of the Bank attended, non-employee directors received $350 and $700, respectively. In addition, non-employee directors received $500 for each Corporation and Bank committee meeting attended. However, directors attending more than two meetings in any one day (excluding meetings of the Corporation’s Board) were generally paid only for two of such meetings.

The Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 1999, provides standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees are invested in any of several benchmark options, including the Corporation’s Common Stock. Deferred fees are payable in a lump sum or installments following termination of service as a director or attainment of a certain age; if the investment benchmark selected is the Corporation’s Common Stock, the fees may also be payable in the form of such stock.

The 1997 Plan, as amended, provides that each non-employee director of the Corporation shall automatically be granted a nonqualified option to purchase 2,000 shares of Common Stock as of the date of each Annual Meeting after which such non-employee director will continue to serve as a director of the Corporation at an option price equal to the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. These options are exercisable on and after the date that is one year after the date of grant. In addition, the Corporation’s Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation. As described below, the 2003 Plan provides that no further options will be granted to non-employee directors under the 1997 Plan.

The 2003 Plan provides that each non-employee director of the Corporation will be automatically granted a nonqualified option to acquire 2,000 shares of Common Stock as of the date of each Annual Meeting after which such non-employee director will continue to serve as a director of the Corporation, beginning with the 2003 Annual Meeting, and in lieu of stock options which would have been granted pursuant to the 1997 Plan, at an exercise price equal to the fair market value of the Common Stock on the grant date and expiring upon the tenth anniversary thereof. Unless otherwise determined by the administrator of the 2003 Plan, these stock options will be exercisable upon the earlier of the third anniversary of the grant date or the date the non-employee director retires from the Corporation’s Board. As noted above, any options granted to non-employee directors under the 2003 Plan will be in lieu of options granted under the 1997 Plan.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2003, 2002, and 2001, the compensation of each person who served as Chief Executive Officer of the Corporation and the four most highly compensated executive officers of the Corporation and/or the Bank, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2003 (the “Named Executives”).

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation	Number of Stock Options (2)	All Other Compensation (3)
John C. Warren	2003	$375,000	$137,000	$0	28,125	$11,238	(4)
Chairman and Chief Executive Officer	2002	360,000	125,000	0	26,960	10,779	(4)
	2001	330,000	135,850	0	28,000	9,883	(4)

John F. Treanor	2003	$265,000	$85,000	$0	16,565	$7,938	(4)
President and Chief Operating Officer	2002	250,000	80,000	0	15,605	7,483	(4)
	2001	225,000	81,047	0	16,000	6,736	(4)

David V. Devault	2003	$174,000	$48,000	$0	8,700	$5,216
Executive Vice President, Treasurer,	2002	169,000	47,000	0	8,440	5,064
and Chief Financial Officer	2001	161,000	50,000	0	9,045	4,826

Harvey C. Perry II	2003	$145,000	$30,000	$0	5.440	$4,350
Senior Vice President and Secretary	2002	145,000	15,000	0	5,430	4,347
	2001	140,000	29,000	0	5,900	4,191

Stephen M. Bessette	2003	$120,000	$50,000	$0	4,500	$3,597
Senior Vice President, Retail	2002	116,000	50,000	0	4,345	3,483
Lending of the Bank	2001	110,000	40,000	0	4,635	3,297

(1)	Bonus amounts represent amounts accrued for the years indicated under an annual bonus plan for the Corporation’s executive officers and other key employees (the “Annual Performance Plan”). The Annual Performance Plan provides for annual payments to participants up to a maximum percentage of base salary, which percentages vary among participants. The Annual Performance Plan also permits certain additional discretionary payments.

(2)	None of the stock options granted to the Named Executives has tandem stock appreciation rights (“SARs”).

(3)	Under the terms of the Bank’s tax-qualified 401(k) plan (the “401(k) Plan”), which covers substantially all employees, the Bank matched 50% of each participant’s first 2% of voluntary salary contributions and 100% of each participant’s next 2% of salary contributions up to a maximum match of 3%.

(4)	Includes $5,238, $4,779 and $4,783 for 2003, 2002 and 2001, respectively for Mr. Warren and $1,938, $1,483 and $1,636 for 2003, 2002 and 2001, respectively for Mr. Treanor, accrued under the Bank’s Supplemental Pension Benefit and Profit Sharing Plan, which provides for payments by the Bank of certain amounts which would have been contributed by the Bank under the 401(k) Plan, but for limitations on employer contributions contained in the Code, as hereinafter defined.

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The following table contains information concerning the grant of stock options pursuant to the 2003 Plan to the Named Executives during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise or Base Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (1)	Fiscal Year	Share	Date	5% (2)	10% (3)
John C. Warren	28,125	13.54%	$20.00	5/12/2013	$353,753	$896,480
John F. Treanor	16,565	7.97%	$20.00	5/12/2013	$208,353	$528,007
David V. Devault	8,700	4.19%	$20.00	5/12/2013	$109,427	$277,312
Harvey C. Perry II	5,440	2.62%	$20.00	5/12/2013	$68424	$173,399
Stephen M. Bessette	4,500	2.17%	$20.00	5/12/2013	$56,601	$143,437

(1)	All options granted to the Named Executives were granted on May 12, 2003. These options become exercisable in 33% installments commencing on each of the first three anniversary dates thereafter, so long as employment with the Corporation continues. If a change in control were to occur, the options set forth above would become immediately exercisable in full.

(2)	$20.00 at 5% annually for 10 years = $32.58.

(3)	$20.00 at 10% annually for 10 years = $51.87.

The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2003 and unexercised options held as of the end of the 2003 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
	Shares		Number of Securities Underlying Unexercised Options at FY-End (1)		Value of Unexercised In-the-Money Options at FY-End (1)(2)
Name	Acquired on Exercise (3)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John C. Warren	52,217	$694,200	117,092	48,605	$1,211,726	$316,347
John F. Treanor	1,000	$10,310	60,534	28,368	$551,583	$184,448
David V. Devault	10,916	$168,398	72,606	15,182	$970,821	$98,978
Harvey C. Perry II	11,683	$207,726	47,111	9,630	$580,154	$62,870
Stephen M. Bessette	0	$0	16,564	8,836	$208,900	$51,043

(1)	There are no SARs attached to the stock options held by the Named Executives.

(2)	Value based on the fair market value of the Corporation’s Common Stock on December 31, 2003, $26.20, minus the exercise price.

(3)	Amounts shown represent number of options exercised. Taking into consideration shares exchanged for option cost and tax withholdings, Mr. Warren and Mr. Devault acquired net amounts of 17,573 and 5,237 shares, respectively.

The Bank maintains a qualified defined benefit pension plan (the “Pension Plan”) for substantially all employees of the Corporation and the Bank. The Internal Revenue Code of 1986, as amended (the “Code”) limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the Bank’s Supplemental Pension Benefit and Profit Sharing Plan (the “Supplemental Plan”) provides for payments by the Bank of certain amounts, which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank.

The following table shows the estimated annual benefits payable upon retirement, assuming retirement at age 65 in 2003, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan.

PENSION PLAN TABLE
Average Annual	Years of Service
Pension Compensation	15	20	25	30	35
$ 125,000	$30,401	$40,534	$50,668	$60,801	$70,935
150,000	37,338	49,784	62,230	74,676	87,122
175,000	44,276	59,034	73,793	88,551	103,310
200,000	51,213	68,284	85,355	102,426	119,497
225,000	58,151	77,534	96,918	116,301	135,685
250,000	65,088	86,784	108,480	130,176	151,872
300,000	78,963	105,284	131,605	157,926	184,247
350,000	92,838	123,784	154,730	185,676	216,622
400,000	106,713	142,284	177,855	213,426	248,997
450,000	120,588	160,784	200,980	241,176	281,372
500,000	134,463	179,284	224,105	268,926	313,747
550,000	148,338	197,784	247,230	296,676	346,122
600,000	162,213	216,284	270,355	324,426	378,497

Annual payments to an employee retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. Pension compensation consists of base salary, plus, in the case of the Named Executives and certain other key employees, payments pursuant to the Annual Performance Plan. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table. The benefit is the sum of (i) 1.2% of pension compensation multiplied by the number of years of service, plus (ii) .65% of pension compensation in excess of the Social Security covered compensation level multiplied by the number of years of service. In 2003, the covered Social Security compensation level was $43,968. The benefits shown are straight-life annuity amounts not reduced by a joint survivorship benefit, which is available.

The Corporation also maintains an Executive Supplemental Pension Plan (the “Executive Pension Plan”) for the benefit of Messrs. Warren and Treanor. The maximum benefits payable under the Executive Pension Plan are 55% of a participant’s average pension compensation, offset by benefits provided under the Pension Plan, the Supplemental Plan, Social Security benefits and benefits provided by any defined benefit pension plan of a prior employer, with a minimum annual payment of no less than $1,000 for each year of plan participation, up to ten years. Annual payments to a participant retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. The definition of pension compensation is identical to that in the Pension Plan described above. A participant must have at least five years of service to earn a benefit under the Executive Pension Plan. Benefits payable under the Executive Pension Plan are an unfunded obligation of the Corporation.

The following table shows the estimated annual benefits payable upon retirement at age 65 in 2003 under the Executive Pension Plan. The amounts do not reflect any offset for Social Security benefits or benefits provided by any defined benefit plan of a prior employer. Benefits are paid in the form a straight-life annuity, with a 50% spouse benefit, if married. A minimum of 120 monthly payments are guaranteed. The benefits shown are straight-life annuity amounts. Other forms of annuity are also available.

EXECUTIVE PENSION PLAN TABLE (1)
Average Annual	Years of Service
Pension Compensation	5	10	15	20
$ 125,000	$39,866	$42,233	$38,349	$28,216
150,000	47,554	50,108	45,162	32,716
175,000	55,241	57,983	51,974	37,216
200,000	62,929	65,858	58,787	41,716
225,000	70,616	73,733	65,599	46,216
250,000	78,304	81,608	72,412	50,716
300,000	93,679	97,358	86,037	59,716
350,000	109,054	113,108	99,662	68,716
400,000	124,429	128,858	113,287	77,716
450,000	139,804	144,608	126,912	86,716
500,000	155,179	160,358	140,537	95,716
550,000	170,554	176,108	154,162	104,716
600,000	185,929	191,858	167,787	113,716

(1)	The benefits provided for in this table do not reflect offsets for Social Security benefits and benefits provided by the defined benefit plans of prior employers. With respect to both Mr. Warren and Mr. Treanor, these offsets will significantly reduce the benefits amount listed in the table.

The years of service accrued for purposes of the pension plans in 2003 for the following Named Executives were: Mr. Warren, 7 years; Mr. Treanor, 4 years; Mr. Devault, 17 years; Mr. Perry, 29 years; and Mr. Bessette, 6 years.

CHANGE OF CONTROL AGREEMENTS

The Corporation entered into Change of Control Agreements (the “Agreements”) with each of the Named Executives pursuant to which each such executive may become entitled to receive severance pay and benefits continuation if (a) within 13 months after a Change in Control of the Corporation or the Bank (as defined in the Agreements), (i) the Corporation or Bank terminates the executive for reasons other than for Cause (as defined in the Agreements) or the death or disability of the executive, or (ii) the executive resigns for Good Reason (as defined in the Agreements), which includes a substantial adverse change in the nature or scope of the executive’s responsibilities and duties, a reduction in the executive’s salary and benefits, relocation, a failure of the Corporation or Bank to pay deferred compensation when due, or a failure of the Corporation or the Bank to obtain an effective agreement from any successor to assume the Agreements, or (b) the executives resign for any reason during the 13th month after the Change in Control. The Agreements also provide that the executive would become entitled to receive severance pay and benefits continuation if his employment is terminated by the Corporation or the Bank for any reason other than Cause, death or disability during the period of time after the Corporation and/or the Bank enters into a definitive agreement to consummate a transaction involving a Change in Control and before the transaction is consummated so long as a Change in Control actually occurs. Benefits continuation include additional months of benefit accrual under the Corporation’s or the Bank’s supplemental retirement plans. The Agreements provide for an additional payment to cover the impact of the 20 percent excise tax imposed by Section 280G of the Code in the event the Named Executive becomes subject to such excise tax.

The amount of severance (a multiple of the sum of base salary and most recent bonus) and the length of benefits continuation vary for each executive and are set forth in the table below.

Named Executive	Multiple of Base and Bonus	Length of Benefits Continuation
John C. Warren	3.00	36 months
John F. Treanor	3.00	36 months
David V. Devault	2.00	24 months
Harvey C. Perry	2.00	24 months
Stephen M. Bessette	1.00	12 months

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Corporation’s Board. The success of the Corporation is highly dependent on hiring, developing and training qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives. Prior to the beginning of the fiscal year, the Compensation Committee consulted with an independent compensation consultant (the “Consultant”), which provided certain information regarding base salary and short-term and long-term incentive practices of comparable companies in the banking industry. This information was used by the Compensation Committee to evaluate, adjust and approve recommendations made by the Chief Executive Officer for the compensation package for each other executive officer, and to develop and approve the compensation package of the Chief Executive Officer. The Committee believes that compensation for executive officers should take into account individual management skills, the long-term performance of the Bank and shareholder returns. The underlying compensation plan places emphasis on (1) attracting and retaining the most qualified executives in the banking industry; (2) providing overall compensation for key executives which is competitive with similarly sized financial institutions; (3) accomplishing the goals set out in the Bank’s strategic plan; and (4) returning a fair value to shareholders.

Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the Corporation’s Board. Salary levels for 2003 were recommended for approval by the Compensation Committee for each executive officer’s position based on an analysis of compensation level information provided by the Consultant. The base annual salary established by the Compensation Committee for Mr. Warren, Chairman and Chief Executive Officer, was $375,000, which positioned Mr. Warren’s salary in a manner consistent with the general guidelines outlined above. The Committee utilized the Consultant’s compensation level information and the recommendations of the Chief Executive Officer to establish the base salary of the other executive officers.

The Annual Performance Plan provides for the payment of additional cash compensation to officers based upon the achievement of target profitability measures including return on equity, net income and earnings per share as well as the achievement of individual objectives. The terms of the Annual Performance Plan, including the target payout levels and relationship of payouts to the target profitability measures, were established by the Compensation Committee in consultation with the Consultant, and approved by the Board of Directors. The Compensation Committee’s policy is to review periodically these performance measures and adjust them as appropriate. The profitability target measures were established by the Board of Directors based upon their review of banking industry data and the Board and management’s expectations and recommendations. The target performance payout for the Chief Executive Officer in 2003 was 40% of base salary, 70% of which is based on profitability target measures and 30% of which is based on individual objectives.

In 2003, the Corporation’s profitability results, measured on an operating basis excluding acquisition expenses, net of related income taxes, entitled the executive officers to a payout for 2003 performance of 87.5% of the profitability portion of the target payout for each officer. Based on these profitability results and its assessment of the Chief Executive Officer’s overall management performance and achievement of individual objectives during the year, the Compensation Committee, with Board approval, awarded an Annual Performance Plan bonus of $137,000 to Mr. Warren for 2003. Payouts based on the achievement of individual performance goals of the other executive officers were subjectively determined by each participant’s supervisor and approved by the Compensation Committee.

As a general rule, stock options have been granted to the executive officers on an annual basis. The granting of stock options is viewed as a desirable long-term incentive compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve the long-term stock market performance of the Corporation’s stock. When granting stock options to executive officers, the Compensation Committee reviews data for comparable companies in the banking industry provided by the Consultant and, for officers other than the Chief Executive Officer, recommendations made by the Chief Executive Officer, which are based on each officer’s level of responsibility and contribution towards achievement of the Corporation’s business plan and objectives. In May 2003, the Compensation Committee granted to Mr. Warren, the Chief Executive Officer, options to purchase 28,125 shares, with an exercise price of $20.00 per share. The grant to the Chief Executive Officer was based upon his strong performance as exemplified by his service to the Corporation and his demonstrated leadership skills.

The foregoing report has been furnished by the members of the Compensation Committee:

Gary P. Bennett (Chairperson) Larry J. Hirsch, Esq. Mary E. Kennard, Esq.	Edward M. Mazze, Ph.D. Kathleen McKeough Victor J. Orsinger II, Esq.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank, subject to the approval of the Board of Directors. The Compensation Committee is also responsible for the administration of the Corporation’s Amended and Restated 1988 Stock Option Plan, the 1997 Equity Incentive Plan and the 2003 Stock Incentive Plan. The Compensation Committee members are directors Bennett (Chairperson), Hirsch, Kennard, Mazze, McKeough and Orsinger. No members of the Compensation Committee are currently officers or employees of the Corporation or the Bank or formerly were officers or employees of the Corporation or the Bank. During 2003, the Bank paid approximately $9,329 in legal fees related to real estate and other matters to the law firm of Orsinger & Nardone, of which Mr. Orsinger, a member of the Compensation Committee, is a partner.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation’s Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) and the Nasdaq Bank Index for the five years ended December 31, 2003.

	1998	1999	2000	2001	2002	2003
Washington Trust Bancorp, Inc.	$100.00	$84.76	$68.43	$95.66	$101.01	$140.14
The Nasdaq Stock Market (U.S.)	$100.00	$185.43	$111.83	$88.76	$61.37	$91.75
Nasdaq Bank Index	$100.00	$96.15	$109.84	$118.92	$121.74	$156.62

The results presented assume that the value of the Corporation’s Common Stock and each index was $100.00 on December 31, 1998. The total return assumes reinvestment of dividends. -14-

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. In connection with its responsibilities, the Audit Committee reviewed the scope of the overall audit plans of both the internal audit staff and the independent auditors; evaluated the results of audits performed by the internal audit staff and independent auditors that included but were not limited to accounting issues and internal controls; assessed the action that has been taken by management in response to the audit results; and appraised the effectiveness of the internal and independent audit efforts.

In addition, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with KPMG LLP, its independent auditors, the matters required to be discussed by SAS 61.

•	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, and has discussed with KPMG LLP the independent auditor’s independence.

Based on the review and discussions above, the Audit Committee recommended to the Corporation’s Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the “SEC”).

The foregoing report has been furnished by the members of the Audit Committee:

Katherine W. Hoxsie (Chairperson) Steven J. Crandall Barry G. Hittner	Edward M. Mazze, Ph.D. Joyce O. Resnikoff James P. Sullivan, CPA

During the years ended December 31, 2002 and December 31, 2003, the Corporation paid the following fees to KPMG LLP:

	2002	2003
Audit Fees	$145,000	$165,000

Audit-Related Fees
(consists of employee benefit plan and common trust fund
audits, USAP procedures, and other matters)	85,100	50,000

Tax Fees
(consists of tax return preparation, tax compliance and tax
advice)	18,288	50,804

All Other Fees	0	0

Total Fees Paid To KPMG LLP	$248,388	$265,804

The Audit Committee has adopted a policy whereby engagement of the independent auditors for audit services and for non-audit services shall be pre-approved by the Audit Committee, except in the case of the de minimus exception described in Section 10A(i)(1)(B) of the Exchange Act. During 2003, the Audit Committee pre-approved 100% of the Audit-Related Fees, Tax Fees and All Other Fees.

The Audit Committee has considered whether the provision of the services identified under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining KPMG LLP’s independence and has determined that provision of such services is consistent with maintaining the principal auditor’s independence.

INDEBTEDNESS AND OTHER TRANSACTIONS

The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates (except that executive officers and all other employees are permitted a modest interest rate benefit on first mortgages secured by a primary residence and other consumer loans) and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted. During 2003, the Bank paid legal fees to a law firm of which a director is a partner. See “Compensation Committee Interlocks and Insider Participation.”

Mr. Shanahan was the former Chairman and Chief Executive Officer of First Financial Corp. prior to its acquisition by the Corporation. In connection with such acquisition, the Corporation has agreed to (i) provide Mr. Shanahan with health insurance benefits under the Corporation’s health plan until he attains age 65, and (ii) assume the obligation to provide Mr. Shanahan with a supplemental retirement benefit equal to monthly installments of $20,854 payable for the life of Mr. Shanahan with a 50% spousal survivor benefit. In return for a lump sum payment of $840,000 by the Corporation in April, 2002, Mr. Shanahan has agreed that for a three-year period following the acquisition, he will not become associated with any banking institution in Rhode Island, Massachusetts or Connecticut and he will not take action to solicit any former employees or customers of First Financial Corp.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 regarding shares of Common Stock of the Corporation that may be issued under our existing equity compensation plans, including the 1988 Plan, the 1997 Plan, the 2003 Plan and the Deferred Compensation Plan.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders (2)	1,133,600	$17.07	527,173 (3)

Equity compensation plans not
approved by security holders (4)	9,904	N/A (5)	15,096

Total	1,143,504	$17.07	542,269

(1)	Does not include any restricted stock as such shares are already reflected in the Corporation’s outstanding shares.

(2)	Consists of the 1988 Plan, the 1997 Plan and the 2003 Plan.

(3)	Includes up to 360,673 securities that may be issued in the form of restricted stock under the 1997 Plan and the 2003 Plan.

(4)	Consists of the Deferred Compensation Plan, which is described below.

(5)	Does not include information about the phantom stock units outstanding under the Deferred Compensation Plan as such units do not have any exercise price.

The Deferred Compensation Plan

The Deferred Compensation Plan was established as of January 1, 1999. The Deferred Compensation Plan has not been approved by our shareholders.

The Deferred Compensation Plan allows our directors and officers to defer a portion of their compensation. The deferred compensation amount is contributed to a rabbi trust. The trustee of the rabbi trust invests the assets of the trust in shares of selected mutual funds as well as shares of the Corporation’s Common Stock pursuant to the directions of the plan participants. All shares of the Corporation’s Common Stock are purchased in the open market.

The Deferred Compensation Plan is included as part of Exhibit 4.4 to the Corporation’s Form S-8 Registration Statement filed with the SEC on February 12, 1999.

RATIFICATION OF SELECTION OF AUDITORS (Proposal 2 on the Proxy Ballot)

The ratification of the Audit Committee’s decision to retain KPMG LLP to serve as independent auditors of the Corporation for the current fiscal year ending December 31, 2004 will be submitted to the Annual Meeting. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Corporation’s Audit Committee in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, the Corporation’s Audit Committee will reconsider its choice of KPMG LLP as the Corporation’s independent auditors.

The Board of Directors recommends that shareholders vote “FOR” this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Corporation’s officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities (collectively, “Insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, the Corporation believes that during 2003 all Section 16(a) filing requirements applicable to its Insiders were complied with, except that a single transaction for Mary E. Kennard was not reported on a Form 4 on a timely basis.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation to the 2005 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: Chief Executive Officer, not later than November 19, 2004 for inclusion, if appropriate, in the Corporation’s Proxy Statement and the form of proxy relating to the 2005 Annual Meeting. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. Proxies solicited by the Corporation’s Board will confer discretionary voting authority with respect to shareholder proposals, other than proposals to be considered for inclusion in the Corporation’s proxy statement described above, that the Corporation receives at the above address after February 2, 2005.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any shareholder desiring to send communications to the Board of Directors, or any individual director, may forward such communication to the Secretary of the Corporation at the Corporation’s Westerly, Rhode Island offices. The Secretary of the Corporation will collect and organize all such communications and forward them to the Board of Directors and any such individual director.

FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which has been provided to the shareholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

OTHER BUSINESS

Management knows of no matters to be brought before the meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled “Compensation Committee Report on Executive Compensation” and “Shareholder Return Performance Presentation” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

Copies of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the SEC are available without charge upon written request addressed to Elizabeth B. Eckel, Senior Vice President, Marketing, Washington Trust Bancorp, Inc., P.O. Box 512, Westerly, Rhode Island 02891-0512.

EXPENSE OF SOLICITATION OF PROXIES

The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $4,000 plus customary expenses.

Submitted by order of the Board of Directors, Harvey C. Perry, II Secretary

Westerly, Rhode Island March 12, 2004 -18-

AUDIT COMMITTEE CHARTER	EXHIBIT A

PURPOSE

The role of the Audit Committee of Washington Trust Bancorp, Inc. and The Washington Trust Company is to act on behalf of the Board of Directors and oversee all material aspects of the organization’s financial reporting, control, audit functions, and loan review except those specifically related to responsibilities of another standing committee of the Board. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Corporation’s financial statements. Nevertheless, the Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, any government body or the public, and on company processes for the management of business/financial risk, for compliance with significant applicable legal, ethical and regulatory requirements, and to be an informed and effective overseer of the Bank’s credit quality and loan loss reserve adequacy. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels.

MEMBERSHIP

The Audit Committee shall have at least three members, comprised solely of “independent directors” as such term is defined by the National Association of Securities Dealers, Inc. (NASD), each of whom shall be free from any relationships that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Each member of the Committee shall be able to read and understand fundamental financial statements, at the time of his or her appointment. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

MEETINGS

1.	The Committee will generally hold regular meetings at least quarterly, more frequently if circumstances make that preferable. The Audit Committee Chairperson has the power to call a Committee meeting in person or by conference call whenever he or she thinks there is a need. Committee meeting agendas shall be the responsibility of the Committee Chairperson, with input from Committee members. The Audit Committee may designate subcommittees of one or more of its members to report to the full Committee. The majority of members of the Audit Committee shall constitute a quorum.

2.	The Committee Chairperson may require any member of the Corporation’s or the Bank’s management or other personnel to attend a meeting of the Audit Committee whenever the Committee Chairperson believes that such attendance is necessary or appropriate to provide information to the Committee or otherwise enable the Committee to fulfill its duties and responsibilities.

3.	The Audit Committee will meet with the Director of Internal Auditing and the Corporation’s independent auditors, in executive session for private consultation or otherwise, as and to the extent deemed to be necessary or appropriate by the Committee Chairperson, with input from the remaining Committee members.

DUTIES & RESPONSIBILITIES

Reports to the Full Board of Directors will include:

4.	Audit Committee activity reports to be given to the full Board of Directors at the next Board meeting following the Audit Committee meeting.

5.	A report on the adequacy of the Bank’s Allowance for Loan Losses.

-19-

6.	The selection of the independent auditor for Corporation audits. The Committee’s selection is subject to approval by the full Board of Directors. The Audit Committee will also review and set any fees paid to the independent auditor and review and approve dismissal of the independent auditor.

Independent Auditor Selection will include:

7.	An annual evaluation of the independence of the outside auditor, based in part on review and discussion of a formal written statement delineating all relationships between the auditor and the Corporation and any other relationships that may adversely affect the independence of the auditor.

8.	Instructions to the independent auditor that the Board of Directors and the Audit Committee, as representatives of the shareholders, are the auditor’s client.

9.	Inquiries as to the auditor’s independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Corporation.

10.	An analysis and discussion with the independent auditor of fees charged to the Corporation for services rendered by the independent auditor.

Committee Reviews will include:

11.	The establishment of policies and procedures for the engagement of outside auditors to provide non-audit services, including procedures for pre-approval of non-audit services permitted by law to be performed by the independent auditor outside the scope of the engagement letter, and consideration of whether the independent auditor’s performance of such services, together with any other non-audit services being performed, is compatible with the auditor’s independence.

12.	Reviews of the overall audit plans of both the internal and independent auditors.

13.	The review of any changes required in the planned scope of the independent auditor or internal audit plans.

14.	Reviews of the results of all audits performed by the external and internal auditors that include but are not limited to accounting issues, organizational, operational and data processing controls, discussion of such results with external and internal auditors, and scrutiny of the action that has been taken by management.

15.	Appraisal of the effectiveness of the internal and external audit efforts and the Corporation’s internal controls through discussions with the internal auditor, independent auditor and management.

16.	Reviews and discussions with the internal auditor, independent auditor and management of any material financial or other arrangements of the Corporation which do not appear on the financial statements of the Corporation.

17.	Establishment of policies and procedures for Committee review and approval of any transactions or courses of dealing with parties related to the Corporation.

18.	Review and discussion with management, the internal auditors and the independent auditors of the accounting policies and estimates which may be viewed as critical, and review and discussion of any significant changes in the accounting policies of the Corporation and accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports.

19.	Supervision of any other oversight functions requested by the full Board.

Committee’s Loan Review Activities will include:

20.	A review of the Criticized Asset Reports with the criteria established in the Loan Review manual.

21.	A review of the Loan Review program, including the most recent Loan Review results.

22.	Affirmation of the adequacy of the allowance for loan losses, based on a review of anticipated chargeoffs and recoveries, loan loss provisioning, and loan loss allocation percentages.

-20-

23.	A periodic review of the adequacy of the Loan Review policy, a review of the local economic conditions, and a periodic review of appraisal review activities.

24.	Review of the integrity of the credit rating system.

Other Activities will include:

25.	Review the program that supervises compliance with the organization’s Corporate Code of Ethics to ensure that adequate oversight and enforcement are in place, that communication of the Code is adequate within the organization and that allegations of Code violations are reported immediately to the full Committee. The Committee will initiate and supervise any investigations required to substantiate allegations of Code violations through the use of the Internal Audit Department, Committee Counsel or Independent Consultant. The Committee will report all allegations and the results of any subsequent investigations to the full Board of Directors.

26.	Review of the performance, compensation, appointment or dismissal of the Director of Internal Auditing.

27.	Review of the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditor, including recommendations to the full Board whether, based upon its review and discussions with management and the auditors, the financial statements should be included in the Corporation’s Annual Report filed with the Securities and Exchange Commission.

28.	Review of management’s quarterly financial report to the Securities and Exchange Commission and, to the extent the Committee deems advisable, the content or presentation of any earnings releases, analyst conference calls or other publication of financial results.

29.	Review and assessment of the results of examinations by regulatory authorities in terms of important findings, recommendations, and management’s response.

30.	Review of material pending legal proceedings involving the Corporation and other contingent liabilities.

31.	Review of the nature and adequacy of the organization’s insurance coverage.

32.	Appraisal of the effectiveness of the Corporation’s risk assessment and risk management policies.

33.	Review of the nature and adequacy of the organization’s compliance, security and electronic data processing systems through annual reports by department supervisors.

34.	Review of the Internal Auditing Department’s charter, annual budget and staffing.

35.	Review, assessment and update, as necessary, the Committee’s Charter annually. The Committee shall submit the Charter to the Board for approval annually.

36.	The performance of any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

37.	Periodic self-assessment of all of the above elements, as well as regular assessments of internal and external audit performance.

The Audit Committee has the power to conduct or authorize investigations into matters within the Committee’s scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

On December 17, 1992 the Board of Directors empowered the Audit Committee to retain independent counsel, as it deems necessary.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	|_|

The Board of Directors recommends that you instruct the proxies to vote FOR all of the proposals, each of which has been made by the Corporation.

1.	Election of Directors NOMINEES:	FOR all nominees (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees
	01 Barry G. Hittner 02 Katherine W. Hoxsie 03 Edward M. Mazze, Ph.D. 04 Kathleen McKeough 05 Joyce O. Resnikoff 06 John C. Warren	|_|	|_|

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee’s or nominees’ name(s) in the space provided below.) ____________________________________________

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as independent auditors of the Corporation for the year ending December 31, 2004.	|_|	|_|	|_|

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature __________________   Date _________   Signature __________________   Date _________

Please sign exactly as name appears. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

Vote by Internet or Mail
24 Hours a Day, 7 Days a Week

Internet voting is available through 11:59 PM Eastern Time
the day prior to annual meeting day.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/wash		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet, you do NOT need to mail back your proxy card.

WASHINGTON TRUST BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victor J. Orsinger II, John F. Treanor and John C. Warren, or any one of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 27, 2004 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your Washington Trust Bancorp, Inc. account online.

Access your Washington Trust Bancorp, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Washington Trust Bancorp, Inc., now makes it easy and convenient to get current information on your shareholder account.

• • •	View account status View certificate history View book-entry information	• • • •	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time